Consent of Independent Registered Public Accounting Firm The Board of Directors and Shareholders Contract Owners of Jackson National Separate Account I: We consent to the use of our report on the financial statements of each sub-account within Jackson National Separate Account I dated March 21, 2017, included herein and to the reference to our firm as “Experts” in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of Jackson National Separate Account I. /s/KPMG LLP Chicago, Illinois April 17, 2017